EXHIBIT 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
WESTMORELAND COAL COMPANY
WESTMORELAND COAL COMPANY, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
1.    The present name of the corporation is Westmoreland Coal Company, and the name under which the corporation was originally incorporated is Stonega Coke and Coal Company. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was May 4, 1910.
2.    This Restated Certificate of Incorporation, which restates and integrates and also further amends the provisions of the Certificate of Incorporation of this corporation.
3.    The Certificate of Incorporation is hereby amended, integrated and restated to read in its entirety as follows:
FIRST: The name of the corporation is Westmoreland Coal Company.
SECOND: The address of the corporation’s registered office is 2711 Centerville Rd Suite 400, Wilmington, New Castle, DE 19808. The name of its registered agent is Corporation Service Company.
THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
FOURTH: The aggregate number of shares of all classes of stock which the corporation has authority to issue is 35,000,000, of which (a) 5,000,000 shall be Preferred Stock, par value of $0.01 per share and (b) 30,000,000 shall be Common Stock, par value of $0.01 per share.
The powers, preferences and rights of such classes of stock, and the qualifications, limitations and restrictions thereof, which are fixed by this Certificate of Incorporation, and the authority of the Board of Directors of the corporation (“Board of Directors”) to fix by resolution or resolutions providing for the issue of any series of the Preferred Stock and the designations, powers, preferences and rights of any such series, and the qualifications, limitations and restrictions thereof, which are not fixed by the Certificate of Incorporation, are as follows:
PREFERRED STOCK
1.    Issue in Series. The Preferred Stock may be issued from time to time in one or more series.

2.    Creation of Series. The Board of Directors shall have authority by resolution to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and to determine and fix with respect to each series the number of shares constituting such series and the designations, powers preferences and rights of the shares of each such series, and the qualifications, limitations and restrictions thereof, which may vary as to shares of different series, subject to limitations provided by law. All series of Preferred Stock may have voting rights on such terms as the Board of Directors shall determine, as shall be permitted by applicable law. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:
(a)    The designation of the series and the number of shares which shall constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;
(b)    The dividend rate and time of payment of dividends on the shares of the series, whether dividends shall be cumulative, and, if so, from what date or dates, and whether and to what extent the shares of the series shall have participation rights;
(c)    The redemption rights and price or prices, if any, at which, and the terms and conditions on which, the shares of the series may be redeemed;
(d)    Whether or not the shares of the series shall be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares, and, if so entitled, the annual amount of such fund and the terms and provisions relative to the operation thereof;
(e)    Whether or not the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the corporation or any other entity, and if so convertible or exchangeable, the specification of such other class or series or such other security, the conversion price or prices, or the rates of exchange, and any adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;
(f)    The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation;
(g)    Whether or not the shares of the series shall be entitled to the benefit of limitations restricting the payment of dividends on, or the making of other distributions in respect of stock of any class or series ranking junior to the shares of the series, or restricting the purchase or redemption of the shares of any such junior class or series, and the terms of any such restrictions;
(h)    The voting rights, if any, in addition to the voting rights provided by law of the holders of shares of the series; and

(i)    Any other relative rights, powers, preferences, qualifications, restrictions and limitations of that series.
3.    Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.
COMMON STOCK
4.    Dividends. Subject to applicable law and the preferential rights of any outstanding shares of Preferred Stock, holders of Common Stock shall be entitled to receive such dividends if, as and when declared by the Board of Directors.
5.    Distribution of Assets. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, holders of Common Stock shall be entitled to receive pro rata all of the remaining assets of the corporation available for distribution to its stockholders subject to the preferential rights of any outstanding shares of Preferred Stock.
6.    Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the General Corporation Law of the State of Delaware.
7.    Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.
FIFTH:    This corporation is to have perpetual existence.
SIXTH:    The private property of the stockholders shall not be subject to the payment of corporate debts to the fullest extent permitted by law.
SEVENTH:    In addition to the powers conferred by statute, the board of directors is expressly authorized to (a) make, alter, amend and repeal the bylaws and (b) have one or more offices outside of Delaware and keep the books and records of the corporation in any of such offices, except as prohibited by law.
The stockholders shall have no preemptive right to subscribe to any stock of the corporation.
EIGHTH:    No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this article Eighth shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.
NINTH:    Unless and except to the extent that the bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.
5.    This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, Westmoreland Coal Company has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this 19th day of May, 2015.

WESTMORELAND COAL COMPANY

By        /s/ Jennifer S. Grafton

Name: Jennifer S. Grafton
Title: SVP, Chief Administrative Officer and Secretary

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